Emission Reduction Purchase Agreement                                                                                               Page 1 of 17

Exhibit 10.16

EMISSION REDUCTION PURCHASE AGREEMENT
(ERPA)

between

(the "Purchaser")

ECOLOCAP SOLUTIONS (CANADA) INC (ECOLOCAP) .

740 St Maurice suite 102
Montreal, Qc H3C1L5
Canada
Tel : 5148763907
Fax: 5148764080
Email: trivutruong@ecolocap.com

President-CEO : Dr. Tri Vu Truong

and

(the " DAM’ BOR HYDRO POWER - CDM Project Proponent”)., henceforth
“VIETNAM PROJECT PROPONENT”

(“Owner”)

BAO TAN HYDRO ELECTRIC JOINT-STOCK COMPANY

Address: No.3 Bis A, Co Giang st, Ward 9, Da Lat city, Lam Dong province
Telephone: (084) 063-3824041
Fax: (084) 063-3550298
Email: ctcpdienbaotan@yahoo.com
Account number: 64110000417879 Bank for Investment and Development of Vietnam
(VIDV), Lam Dong branch Tax Code: 5800540645

President-CEO: Dinh Van Tung

Both parties have agreed to sign the Reduction Emission Purchase Agreement (Agreement) with the following terms and conditions:

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                     Page 2 of 17

Interpretation and Definitions
In this Agreement, unless otherwise required by the context, all capitalized terms shall have the meaning set forth in the definitions below.

Agreement:	Means this Emission Reduction Purchase Agreement.

Annex B Countries:	Means the countries listed in Annex B to the Kyoto Protocol having committed themselves to reduce or limit their GHG emissions.

Annex I Countries:	Means the parties to the UNFCCC listed in Annex I thereto (Annex I consists of industrial countries and countries in transition).

Anticipated Emission	Means up to 24,000 (twenty four thousand) Certified Emission Reductions
Reduction:	(CERs) per annum during the Crediting Period, anticipated to be generated by the
Project and calculated in accordance with the Kyoto Rules.

Baseline:	Means the scenario that reasonably represents the anthropogenic emissions of
GHG that would occur in the Host Country in the absence of the Project, determined in accordance with the Kyoto Rules.

Business Day:	Means a day on which banks are open for general business in Vietnam.

Carbon Dioxide	Means a metric measure used to compare the emissions of various GHG based
Equivalent:	upon their global warming potential.

Certification:	Means the written confirmation by an Operational Entity of an Emission
Reduction resulting from a CDM project and having passed the Verification procedure according to the Kyoto Rules.

Certified Emission	Means a unit of Emission Reduction issued pursuant to Article 12 of the Kyoto
Reduction (CER):	Protocol and the requirements of the Kyoto Rules (including Certification), equal to one metric ton of Carbon Dioxide Equivalent resulting from a CDM project.

Clean Development	Means the flexible mechanism established by Article 12 of the Kyoto Protocol
Mechanism (CDM):	providing for Annex I Countries to implement projects that reduce emissions in non-Annex I Countries in return for CERs and assist the non-Annex I Countries in achieving sustainable development and contributing to the ultimate objective of the UNFCCC.

Crediting Period:	Means, until December 31, 2026.

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                     Page 3 of 17

Emission Reduction:	Means reduction in emission of GHG achieved, calculated in accordance with the
Kyoto Rules.

Executive Board:	Means the international authority elected by the representatives of the parties to the Kyoto Protocol responsible for monitoring the CDM process.

First Commitment	Means October 30, 2008 until December 31, 2012.
Period:

Force Majeure:	Means any circumstance or condition beyond the control of either party to this
Agreement affecting the performance of its obligations under this Agreement including in particular wars, insurrection, natural disaster or equivalent circumstances.

Greenhouse Gases	Means the six gases listed in Annex A to the Kyoto Protocol including CO2 , CH4 ,
(GHG):	N2 O, HFCs, PFCs and SF6

Host Country:	Vietnam

Kyoto Protocol:	Means the protocol to the UNFCCC adopted at the third conference of the parties to the UNFCCC in Kyoto, Japan, on December 11, 1997.

Kyoto Rules:	Means the UNFCCC, Kyoto Protocol, the Bonn agreement, the Marrakesh
Accords, any relevant decisions, guidelines, modalities and procedures made pursuant to them and/or any succeeding international agreements as amended and/or supplemented from time to time and which include those rules specifically required to be met for the issuing and transfer of CERs.

DNA	Means the designated National Authority for the CDM in Viet Nam –
Responsible for receiving, assessing and submitting CDM project Idea Note
(PIN) or Project Design Document (PDD) developed by project participants to the Minister of Ministry of Natural Resources and Environment (MONRE).

Letter of Approval	Means a binding approval of the Project by the Host Country together with an
(LOA):	approval of the transfer of CERs.

Monitoring Report:	Means an annual report to be provided by Owner setting out the total number of
Emission Reductions generated by the Project during the previous year according to the Kyoto Rules, international Monitoring rules and the PDD.

Monitoring:	Means the collection and record of data allowing the assessment of reductions in
GHG emissions resulting from the Project conducted in accordance with the
Kyoto Rules.

Designated	Means an independent entity accredited by the Executive Board being the
Operational Entity	executive body for CDM and inter alias responsible for determining whether a
(DOE):	project and the resulting Emission Reductions meet the requirements of Article
12 of the Kyoto Protocol.

Project Idea Note	Means a brief description providing information on the CDM Project considered
(PIN)	by DNA. In case of permission to list the PIN of the project into the CDM potential projects in Viet Nam, DNA shall issue Endorsement letter for the project and allow to formulate PDD.

Project Design	Means a detailed description of the Project to be submitted for Validation
Document (PDD):	prepared in accordance with the Kyoto Rules, the UFG and the Directive and attached as Annex [iv]. The Purchaser will be responsible for providing PDD development for Registration of the Project.

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                       Page 4 of 17

Project:	Means the proposed CDM project described in the PDD and other documents describing the implementation and economics of the Project attached in Annex
[iii].

Registration:	Means the official registration of a CDM project by the Executive Board according to the Kyoto Rules.

UNFCCC:	Means the United Nations Framework Convention on Climate Change adopted in
New York on May 9, 1992.

Unit Price:	Means the price payable by Purchaser to Project Proponent per Certified
Emission Reduction (CER) unit:

The purchase unit price paid by EcoloCap Solutions Canada Inc. to Viet Nam
Project Proponent for the CER is fixed at (12)$US/CE for the year 2008 to 2012 and a new agreement for purchase unit price will be negotiated for the next two periods of extension.

The amount paid to the Viet Nam Project Proponent for the total certified CER generated from this project is fixed at (85)% of the total value of CER calculated at this above mentioned purchase price ($(12)US).

For the first payment, a one time amount of (75,000)US) will be paid to Ecolocap
Solutions Inc for the reimbursement to Ecolocap for its advance cash for the costs relating to CDM process. Other expenses will be paid by Ecolocap.

Term:	Ecolocap Solutions inc will purchase certified CER generated by this project for the year 2008 to 2012 with options of extension for two other periods of 7 years, the period 2013-2026, with the same terms and conditions except for the price which will be renegotiated.

Validation:	Means the assessment of the PDD, including the Baseline, by an Operational
Entity, determining its compliance with the Kyoto Rules.

Verification:	Means the periodic independent review and ex post determination of the monitored reductions in GHG emissions that the Project has achieved during a specified period of time by an Operational Entity in accordance with the Kyoto
Rules. The project's owner will be Responsible for providing periodical monitoring.

Unless otherwise specified, references to clauses are to clauses of this Agreement, references to legal provisions are references to such provisions as in effect from time to time, use of a gender includes any gender and use of the plural includes the singular and vice versa where the context requires.

All headings and titles are inserted for convenience only and shall not be deemed part of this Agreement or taken into consideration in its interpretation.

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                  Page 5 of 17

1.	Preamble

The DaM’ Bor Hydro Power Project, in Loc Bac ward – Bao Lam district – Lam Dong
Province, belongs to Bao Tan Hydro Electric Joint-Stock Company Owner, which was approved to establish the feasibility study according to Decision No 8154/UBND dated on November 21,
2007 by the Chairman of Lam Dong province People Committee. Overview of the project is described in the feasibility Study attached as Annex [iii],

2.	Contractual Obligations

2.1.	Anticipated Emission Reductions

2.1.1.	Upon Registration of the Project, Purchaser shall endeavor to implement the Project in accordance with the PDD and other documents describing the implementation and economics of the project attached in [Annex iv] at its own risk and expense (Annex ii). It is hereby acknowledged and agreed between the parties hereto that Purchaser does not warrant the generation of, and is not obliged to generate, any CERs, whether by the Project or otherwise.

2.1.2.	If the Project generates CERs, during the crediting period Project Proponent shall, to the extent it is legally possible and permissible, exclusively transfer to Purchaser all rights (and, to the extent legally possible and permissible, legal title) which Project Proponent may have in the
Anticipated Emission Reductions.

2.1.3.	Purchaser shall pay to Project Proponent the Unit Price for each Anticipated Emission
Reduction generated by the Project and in which the Project Proponent's rights are transferred to
Purchaser in accordance with clause 3 below.

2.2.6.	Purchaser shall pay to Project Proponent a price equal to the Unit Price for each Additional
Emission Reduction in respect of which Purchaser has accepted such offer.

2.2.	Emission Reductions generated after the Crediting Period

If the Project generates any Certified Emission Reductions after the Crediting Period. Purchaser shall enter into negotiations with Project Proponent with a view to concluding an agreement on the purchase of such Certified Emission Reductions based on the principles of this Agreement but amended in order to reflect the international and/or national rules then applicable.

2.3.	Production Check

2.3.1.	Obligation of Purchaser:

To comply with standards and requirements of Vietnam government related to CDM.

2.3.2.	To satisfy the rules and the requirements of Kyoto Protocol;

2.3.3.	To meet the requirements of validation, monitoring, verification and CDM procedure issued by
EB.

2.3.4.	The Project Proponent shall be responsible to provide necessarily appropriate and real information for the project implementation (Annex I, ii, iii, iv)

2.3.5.	The Product/Project shall be considered to be successful only when Purchaser receive amount of money as being mentioned in this agreement.

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                    Page 6 of 17

2.4.	Schedule for CDM procedure

2.4.1.	Upon the signature of the ERPA contract, Purchaser shall develop the Project Idea Note (PIN)
and send it to Project Proponent for submitting to Department of Resources and Environment of
Viet Nam (DONRE) with all necessary legal documents. The DONRE’s endorsement letter shall be done expectedly within a month.

2.4.2.	After having the endorsement letter of PIN from DONRE, Purchaser shall submit the Project
Design Document (PDD) of the Project with all necessary legal documents to DONRE for appraisal and approval within 2-3 months. The PDD of the Project which has been written by consultant shall also be considered and revised by Purchaser during this period of time.

2.4.3.	The Purchaser’s consultant shall improve and edit the PDD within one month, following the oral presentation of the PDD of the Project to DONRE, in order to get DNA’s Approval letter [Letter of Approval (LOAN)]

2.4.4.	Validation report shall completed by Designated Operational Entity (DOE) and the Purchaser’s
consultant within the period of 3-4 months after DNA’s approval.

2.4.5.	After meeting the requirements of validation by DOE, CDM project will be submitted to
Executed Board (EB) for final appraisal and approval within the period of 2-3 months.

2.4.6.	Following the first verification of DOE for the implementation of the CDM project and the monitoring of GHG reduction, the CER’s certificate will be issued by EB.

3.	Transfer

Transfer to Purchaser of all the rights (and, to the extent legally possible and permissible, legal title) which Project Proponent may have in a Certified Emission Reduction shall have occurred upon the transfer of a CER’s certificate from the register of the Executive Board to a register in favor of Purchaser. This transfer shall be made immediately as soon as the EB officially approved the Project registration.

4.	Payment

4.1.	Payment for Certified Emission Reductions

4.1.1.	Payment by Purchaser to Project Proponent for the Certified Emission Reductions shall be made within 50 Business Days after the CER’s certificate is delivered to Purchaser. Purchaser shall transfer money into the account of Project Proponent, after the CER certificate is issued by the
EB following each monitoring realized by the DOE.

4.1.2.	All payments shall be made through the account of Ecolocap which has been registered for the
Project when the PDD is submitted to EB for approval. This account is in the EB’s common account.

4.1.3.	All payments shall be made in US Dollars.

4.2.	Cost and Expenses

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                   Page 7 of 17

4.2.1.	Subject to clause 4.2.2 below, all taxes, fees, costs or other expenses in connection with the
Registration and the transfer of CERs shall be borne by Purchaser including VAT, if any, according to VAT law applied in Vietnam.

4.2.2.	The share of the proceeds from CERs generated by the Project which will be used to cover necessary administrative expenses and/or to assist developing countries that are particularly vulnerable to the adverse effects of climate change to meet the costs of adaptation (if any)
according to the Kyoto Rules shall be divided respectively in a proportion of 85% and 15%
between Project Proponent and Purchaser.

4.2.3.	The project Proponent should provide necessary information to the Purchaser for the preparation of documents required for PIN (project idea note), PDD (project design document), the validation, the verification/certification, and the registration with CDM Executive Board (Annex
i). All costs accrued to each of the Parties in negotiating, preparing, executing and carrying into effect of this Agreement, shall be borne by each of the Parties themselves.

5.	Termination and Remedies

5.1.
Either Party (the "Non-defaulting Party") shall be entitled to terminate this Agreement by written notice to the other Party with immediate effect if any of the following events occurs:

5.1.1.	The other Party commits a breach of any of its obligations under this Agreement and, in the case of a breach capable of being remedied, such breach remains for more than 30 Business Days after it has been requested in writing by the Non-defaulting Party to remedy the breach; or

5.1.2.	The other Party goes into liquidation (whether voluntary or otherwise), is unable to pay its debts as they fall due, is wound up, makes any compromise, composition or other arrangement with its creditors generally, or becomes subject to any administration order.

5.2.	Force Majeure

Should either Party be impeded wholly or in part from fulfilling any of its obligations under the
Agreement for reasons of Force Majeure, such obligation shall be suspended to the extent and for as long as such obligation is affected by Force Majeure and the impeded Party shall be entitled to such extension of time as may be reasonably necessary.

Either Party shall notify the other Party of the existence and date of beginning of an event of
Force Majeure that is likely to impede its performance under the Agreement within 20 Business
Days after having obtained knowledge of any such event. Either Party shall likewise advise the other of the date when such event ended and shall also specify the re-determined time by which the performance of its obligations hereunder is to be completed.

Project Proponent and Purchaser shall consult with each other with a view of determining any further appropriate action if a condition of Force Majeure is to continue after 20 Business Days from the date of giving notice thereof.

Neither Party shall be liable for damages or have the right to terminate this Agreement for any delay in performing hereunder if such delay is caused by Force Majeure; provided, however, that the non-impeded Party shall be entitled to terminate such part of the Agreement that remains unfulfilled, if the condition of Force Majeure is to continue after 6 months from the date of giving notice thereof.

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                Page 8 of 17

6.	Change in Circumstances

If any change in circumstances (i.e. a change of scientific basics or applicable standards relating to the Baseline methodology and/or the applicable criteria for Verification and Certification of the resulting Emission Reductions) occurs which substantially affects the Project, the parties to this Agreement shall enter into negotiations with a view to adapt the Project and its implementation or any relevant provision of this Agreement, as may be necessary or useful. A change in circumstances shall in no event be considered substantially affecting the Project if at least 50% of the Anticipated Emission Reductions can be generated.

The parties to this Agreement shall cooperate and make their best efforts to enable the continuation of the Project in accordance with the new circumstances and to achieve the generation and transfer of the Anticipated Emission Reductions.

If any of the documents related to the Project and submitted at any time during the term of this Agreement fails to be approved by such authority whose approval is required under the Kyoto Rules or otherwise appears to be non-compliant with any relevant standards or conditions of the Kyoto Rules, Project Proponent and Purchaser shall discuss whether or not the relevant documents are to be revised and resubmitted.

7.	Conditions Precedent

This Agreement shall enter into force upon satisfaction of the following conditions precedent:

Conclusion of a binding agreement with the Host Country.

8.	Miscellaneous

8.1.	Assignment and subcontracting

Because the interests of Project Proponent is paid by Purchaser, Project Proponent shall not, without the written consent of Purchaser, assign or transfer the Agreement or the benefits or obligations thereof or any part thereof to any other person.

Purchaser may transfer any of its rights or obligations under the ERPA to any third party
(“assignee”) without consent of Project Proponent. However, Purchaser shall inform Project
Proponent for these transfers if any. Rights and obligations between Purchaser and Project
Proponent remain the same after the transfer.

Within 90 business days before the first commitment period come to an end, both parties shall renegotiate to continue the agreement. If over 30 days, starting the day on which the first commitment period ends, both Parties can not come to an agreement. Project Proponent has full power to assign the Agreement to any other person without legal ties from Purchaser.

8.2.	Confidentiality and Disclosure

The parties shall treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to the provisions of this Agreement, the negotiations relating to this Agreement and the subject matter of this Agreement.

No Party shall disclose any such confidential information to any third party, except in those circumstances where disclosure is required in order to comply with any laws or regulations, including without limitations the Kyoto Rules.

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                    Page 9 of 17

8.3	Notices

Any communications to be made under or in connection with this Agreement shall be made in writing (including by facsimile) to the address or facsimile number, from time to time designated by the Party to whom the communication is to be made to the other Party for that purpose.

A communication shall only be considered as legal effedt if it is posted and confirmed by both
Parties.

8.4	Entire Agreement

This Agreement embodies the whole and only agreement of the parties with respect to the subject matter hereof, and no prior or contemporaneous oral or written agreement or understanding shall be deemed to constitute a part of this Agreement, unless expressly referred to herein, or attached hereto, or specifically incorporated by reference herein. The Annexes and schedules to this Agreement constitute integral parts of this Agreement and shall therefore be deemed part of this Agreement.

8.5	Amendments

This Agreement may only be amended with the written consent of the parties hereto.

8.6	Severability

If any part or provision of the Agreement is or becomes illegal, void or unenforceable in any respect, the remaining parts or provisions shall not be affected or impaired. Any deficiency in the Agreement resulting there from shall be amended by way of interpretation of the Agreement having due regard to the parties intent.

8.7	Governing law

This Agreement shall be governed and construed in accordance with English law excluding its rules on conflicts of laws.

8.8	Jurisdiction

The Parties irrevocably submit to the exclusive jurisdiction of the courts having jurisdiction in commercial matters in Singapore with regard to all disputes arising out of or in connection with this Agreement, its violation, termination or nullity.

8.9	Counterparts

This Agreement shall be executed in two counterparts with one copy for Project Proponent and one for Purchaser. If there are any discrepancies between the English and the Vietnamese version, the English version will prevail .

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                                     Page 10 of 17

PARTIES TO THE AGREEMENT

WHEREOF the parties have agreed to the terms and conditions of this agreement as outlined above, this 5th day of August 2008, in the presence of:

Purchaser:

DR. TRI VU TRUONG
President CEO : Dr. Tri Vu Truong

Project Proponent:

DINH VAN TUNG
General Director: Dinh Van Tung

Witness No 1	Witness No 2

BUI THI LAN HUONG	NGUYEN UY HUNG
MSc. Bui Thi Lan Huong	Nguyen Uy Hung
Biology Energy-Waste Treatment	Vietnam
(Vietnam) Ltd.

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                                 Page 11 of 17

ANNEX i:

1. The salient features of DaM’ Bor Hydro Power Project in Loc Bao Commune, Bao Lam
District, Lam Dong Province, Vietnam.

No	Parameters	Symbols	Units	Value
	TECHNICAL
1	Catchment area	F	km2	22.11
2	Long-term average annual rainfall	Xo	mm	1353
3	Average flow	Q0	m3/s	0.863
4	Total amount of average annual flow	W0	106m3/yr	27.22
5	Specific runoff	M0	l/s.km2	42.91
6	Normal water level	MNDBT	m	632.00
7	Dead water level	MNC	m	629.6
8	Designated Flood water level	MNLTK	m	634.79
9	Verified flood water level	MNLKT	m	635.30
10	Surface area with normal water level	F	Km2	0.11
11	Designed head	Hu	m	334.48
12	Msximum Head	Hmax	m	340.45
13	Minimum head	Hmin	m	332.48
14	Average head	Hbq	m	337.38
15	Designed discharge	QTK	m3/s	3.60
16	Designed flood discharge p = 1.0%	Q1.0%	m3/s	198.00
17	Designed flood discharge p = 0.2%	Q0.2	m3/s	258.00
18	Firm flow with capacity 85%	Q85	m3/s	0.70
19	Maximum flow		m3/s	3.60
20	Installation capacity	Nlm	MW	9.60
21	Elevation of machine installation		M	285.00
22	Firm capacity P 85%	Ndb	MW	2.64
23	Number of united	Z	Unit	3
24	Capacity of each unit		KW	3200
25	Firm Electricity generation	Edb	10[6]kWh
26	Estimated Annual Electricity generation	Eo	10[6]kWh	42.75
27	Estimated Annual Operation Hours	Hsd	H	4453.00
28	Annual estimation of the emission reduction, tCO2 eq	CERs	tCo2 eq	24,000
29	Is it run off river hydropower plant?		Yes/No	Yes
30	Type of Hyddro power plant?		Ground/ Underground	Ground

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                                                        Page 12 of 17

31	Type of Turbine?			CJA237-W -12532x11
32	New hydropower project with reservoirs having power densities (installed capacity devided by the surface area at full reservoir level) greater than 4 W/m2		Yes/No	Yes (87.3)
33	Elevation of dam from foundation		m
34	Kind of dam			Gravity Dam
35	Elevation of dam		m	636.50
36	Maximum elevation of dam			13.60
37	Breadth of dam		m	12.79
38	Spillway discharge		m3/S	258.00
39	Reservoir volume		10[6]m3	0.06
40	Reservoir surface?		ha	1.13
41	Useful reservoir volume		10[6]m3	0.03
42	Dead reservoir volume		10[6]m3	0.03
43	Geological and hydrogeological risk assessment has been performed? (If yes, please provide copies separately)		Yes/No	No
44	What is the total areas (upstream and downstream of the dam) which will be flooded at the maximum water level of the reservoir?		ha	1.57
45	Material mine area		ha	2.00
46	Area of main category construction resettleing		ha	20.00
	Spillway
47	Kind of overflow			Free spillway
48	Dimension		m	20.00
49	Height of overflowed threshold		m	632.00
50	Spillway crest length		m	20.00
	Water inlet
51	Type of water inlet?			Unpressed
52	Designed discharge	Qtk	m3/s	3.60
53	Valve door	(BxH)	m	2.10 x1.85
54	Screen cleaner – dimension	(BxH)	m	2.65x2.35
	Canal ditch
55	Type of canal ditch?			Steel concrete
56	Dimension	(D)	m	1.80 x2.20

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                                               Page 13 of 17

57	Designed discharge	(Q)	m3/s	3.60
58	Length	(L)	m	3658.23
	Pressure pipe

59	Type of Pressure pipe?			Steel concrete
60	Dimension	(D)	m	1.8x2.2
61	Designed discharge	(Q)	m3/s	3.60
62	Length	(L)	m	3658.23
63	Is there any risk assessment conducted to evaluate dam breakage on downstream population?		Yes/No	No
64	Hydropower plant will put on-line the grid? What is the distance from dam up to local/national grid for connection?		km	30.00
65	Which portion of all required infrastructures for dam construction including access roads, grid connection, etc/have been built?		Yes/No	No
	ECOLOGICAL
66	Are there any other areas on or around the location
which are important or sensitive for reasons of their
ecology e.g. wetlands, watercourses or other
waterbodies, the coastal zone, mountains, protected
forests or woodlands, which could be affected by the
	project?		Yes/No	No
67	Are there any areas on or around the location which
contain important, high quality or scarce resources
e.g. groundwater, surface waters, forestry,
agriculture, fisheries, minerals, which could be
	affected by the project?		Yes/No	No
68	Is the project location susceptible to earthquakes,
subsidence, landslides, erosion, flooding or extreme
or adverse climatic conditions e.g. temperature
inversions, fogs, severe winds, which could cause the
	project to present environmental problems?		Yes/No	No
	SOCIAL
69	Are there existing land uses on or around the location
e.g. homes, other private property, industry,
commerce, historic or cultural importance, public
open space, community facilities, agriculture,
forestry, tourism, mining or quarrying which could be
	affected by the project?		Yes/No	Yes
70	Forecast displaced population		Persons	No
	LEGAL
71	Project has been accepted by all concerned stakeholders (developer, community, population, Ministry of Resource Environment or other governmental agencies) ? (If yes, please provide copies separately)		Yes/No	Not yet

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                                                  Page 14 of 17

	FINANCIAL
72	Other client except local / national grid to buy the		Yes/No	No
	electricity?
73	Selling price of electricity?		USD/kw-h	0.0468
74	Total forecasted investment cost (interest not included)		106 USD	215.10
75	Amount in equity currently available?		106USD	58.66
76	Secured borrow amount?	a. VN currency	106USD %	79.04 14.00
77	Borrow secured interest rate(s)?	b. Foreign currency	%	7.50
78	If financing has not completed, which amount is missing to complete financing?		106USD	57.84
79	What is forecasted IRR of the project without supplement money of CDM?		%	12.02
80	What is forecasted IRR of the project with supplement money of CDM?		%	15.18
81	What is the forecasted Return On Investment (ROI) of the project?		%	51.84
82	Forecasted financial compensation (land, tree, farm, property, etc…)		106USD	4.00
83	Compensation costs, grid connection costs are all included in the total investment cost?		Yes/No	Yes
84	Investment cost (interest not included) for 1 MW?/		106USD	20.37
85	Financing characterization Equity Bank Government subsidy Government loan Other		% % % % %	30.00 70.00 0.00 0.00 0.00

2. Project time schedule.

     -Year of 2008: Designing technique, level ground.
     -Year of 2009: Starting construction in beginning of year.
     -Year of 2010: Generate electricity the first team in June, complete in the end of the year

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                                Page 15 of 17

ANNEX ii:

WORK FLOW OF CDM ACTIVITY

Finazing PDD of CDM project by project participants
Approval by investment country Canada
Approval by host country Vietnam
Validation of CDM project by DOE
Appproval of CDM project by EB
Implementation of CDM activity and monitoring of GHG reduction by project participants
Verification and certification of CERs by DOE
Issuance of CERs by EB

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                        Page 16 of 17

ANNEX iii:

SUMMARY OF FEASIBILITY STUDY (FS) AND
ENVIRONMETAL IMPACT ASSESSMENT (EIA)

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14:

Emission Reduction Purchase Agreement                                                                                     Page 17 of 17

ANNEX iv:

PROJECT DEVELOPMENT DOCUMENT (PDD)

Initial VN Thermo – Power Generation Rice Husk-CDM Project Proponent:_____Initial Ecolocap Solutions (Canada) inc-14: